1650 Tysons Blvd., Suite 1600
McLean, VA 22102

tel 703.714.8000
February 28, 2007	fax 703.714.8100

J.P. Morgan Chase Commercial Mortgage Securities Corp.
ATTN: Dennis Schuh, Vice President
270 Park Avenue, 10th Floor
New York, NY 10017

LaSalle Bank National Association
ATTN: Global Securities and Trust Services - JPMorgan Chase Series 2006-LDP8
135 South LaSalle Street, Suite 1625
Chicago, IL 60603

RE: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2006-LDP8 (the “Certificates”)

This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section 11.09 of the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2006, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer 1, Midland Loan Services, Inc., as Master Servicer No. 2, J.E. Robert Company, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee. All terms used herein shall have the meaning set forth for such terms in the Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2006 or portion thereof and of its performance under this Agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof.

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director of Special Servicing
Special Servicer Officer

Compliance Certification, Section 11.09
JPMCC 2006-LDP8
February 28, 2007

With copies to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
ATTN: Bianca A. Russo, Managing Director & Associate General Counsel
270 Park Avenue, 10th Floor
New York, NY 10017

Wells Fargo Bank, National Association
Attention: Commercial Mortgage Servicing
45 Fremont Street, 2nd Floor
San Francisco, California 94105

Wells Fargo Bank, National Association
Robert F. Darling, Esq.
633 Folsom Street, 7th Floor
San Francisco, California 94111

Midland Loan Services, Inc.
Attention: President - JPMCC 2006-LDP8
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Standard & Poor’s Ratings Services
Attention: CMBS Surveillance Group
55 Water Street
New York, NY 10041-0003

Moody’s Investors Service, Inc.
Attention: Commercial Mortgage Surveillance Group
99 Church Street, 4th Floor
New York, NY 10007